Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of October 30, 2024, by and among Jade Biosciences, Inc., a Delaware corporation (the “Company”), and each of the Persons listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, (A) shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including Common Stock being issued pursuant to any cancellation or conversion of Convertible Securities (as defined below) at a per share purchase price equal to the Share Price, and/or (B) the pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) substantially in the form attached hereto as Exhibit B at a per warrant price equal to the Pre-Funded Warrant Price (as defined below);

WHEREAS, contemporaneously with the sale of the Initial Shares and/or the Pre-Funded Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares (as defined below) under the Securities Act and applicable state securities laws; and

WHEREAS, the Company is party to that certain Agreement and Plan of Merger by and among the Company, Aerovate Therapeutics, Inc., a Delaware Corporation (“Parent”), Caribbean Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (“First Merger Sub”), and Caribbean Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Parent (“Second Merger Sub”), dated on or about the date hereof (the “Merger Agreement”), pursuant to which (i) First Merger Sub will merge with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of Parent, and (ii) the Company will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity and a wholly-owned subsidiary of Parent (together, the “Merger”).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:

1.            Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Additional Securities” has the meaning set forth in Section 8.15 hereof.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Amount” has the meaning set forth in Section 2.2 hereof.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Bylaws” means the bylaws of the Company, as currently in effect and as in effect on the Closing Date.

“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect and as in effect on the Closing Date.

“Beneficial Ownership Limitation” has the meaning set forth in Section 2.1 hereof.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees of the Company and its Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commitment Amount” has the meaning set forth in Section 2.1 hereof.

“Common Stock” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the recitals hereof.

“Company Presentation” means that certain Investor Presentation, dated October 2024, as provided to the Investors prior to the date hereof and filed by Parent on Form 8-K on or around the date hereof.

“Confidential Data” has the meaning set forth in Section 3.28 hereof.

“Contribution” has the meaning set forth in Section 2.2 hereof.

“Convertible Security” means a convertible note issued by the Company or any of its Subsidiaries.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disclosure Time” has the meaning set forth in Section 5.3 hereof.

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“GDPR” has the meaning set forth in Section 3.29 hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” has the meaning set forth in Section 3.19 hereof.

“HIPAA” has the meaning set forth in Section 3.28 hereof.

“Indemnified Persons” has the meaning set forth in Section 5.10(a).

“Initial Shares” has the meaning set forth in the recitals hereof.

“Intellectual Property” has the meaning set forth in Section 3.12 hereof.

“Investor” and “Investors” have the meanings set forth in the recitals hereof.

“Investor Majority” means, (i) prior to the Closing, the Investors committed to purchase at least a majority of the Securities (provided that such majority shall include each Investor that committed an Aggregate Purchase Amount of no less than $27.5 million (including the Aggregate Purchase Amount of such Investor’s affiliates and related funds)) and (ii) following the Closing, the Investors who hold at least a majority of the Securities (including any Pre-Funded Warrant Shares) still held by the Investors.

“IT Systems” has the meaning set forth in Section 3.28 hereof.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to timely comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under subclause (a) of this definition:

(i)             any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii)            general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii)           any change that generally affects industries in which the Company and its Subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv)           earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(v)            national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi)           material changes in laws after the date of this Agreement; and

(vii)          in and of itself, any material failure by the Company to meet any published or internally prepared estimates of drug development timelines (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means (i) on and prior to the Closing Date, the Nasdaq Global Market, and (ii) following the Closing Date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Parent” has the meaning set forth in the recitals hereof.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.28 hereof.

“Placement Agent” means each of Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated and Wedbush & Co., LLC.

“Pre-Funded Warrant Price” means an amount equal to (i) the Share Price minus (ii) $0.001.

“Pre-Funded Warrant Shares” has the meaning set forth in Section 2.1 hereof.

“Pre-Funded Warrants” has the meaning set forth in the recitals hereof.

“Privacy Laws” has the meaning set forth in Section 3.29 hereof.

“Privacy Statements” has the meaning set forth in Section 3.29 hereof.

“Process” or “Processing” has the meaning set forth in Section 3.29 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.18 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 2.1 hereof.

“Securities Act” has the meaning set forth in the recitals hereof.

“Share Price” means an amount equal to (i) the Company Equity Value (as defined in the Merger Agreement), (ii) divided by the number of Company Outstanding Shares (as defined in the Merger Agreement but excluding the Securities being issued hereunder) as of immediately prior to the closing of offering of the Securities hereunder; provided, that Company Outstanding Shares shall exclude (i) any Company Options (as defined in the Merger Agreement), Company Warrants (as defined in the Merger Agreement) and any other equity awards issued under the Company Stock Plans (as defined in the Merger Agreement), including any shares of Company Common Stock issuable upon the exercise of such Company Options, Company Warrants or other equity awards, issued to directors, employees, consultants or other service providers following the date hereof but prior to the Closing and (ii) any shares of Company Common Stock underlying Company Notes (as defined in the Merger Agreement) that are to be contributed as consideration pursuant to Section 2.2 of this Agreement.

“Shares” means the Initial Shares and the Pre-Funded Warrant Shares.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).

“Subsidiaries” has the meaning set forth in Section 3.1 hereof.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement, the Merger Agreement, the Pre-Funded Warrants, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder or thereunder.

“Transfer Agent” means, with respect to the Common Stock, Computershare Trust Company, N.A., or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Transfer Taxes” means all real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest, penalty, or addition thereto) incurred in connection with the transactions contemplated by this Agreement.

“Wire” has the meaning set forth in Section 2.2 hereof.

2.             Purchase and Sale of Securities.

2.1            Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number of Initial Shares equal to (rounded down to the nearest whole Initial Share) (i) the aggregate commitment amount set forth under the heading “Commitment Amount” and opposite such Investor’s name on the Exhibit A (the “Commitment Amount”) divided by (ii) the Share Price; provided, however, for any Investor that has provided notice to the Company at least ten (10) Business Days prior to the Closing that such Investor would beneficially own (when aggregated with all Securities then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder)) in excess of the Beneficial Ownership Limitation, or as such Investor may otherwise choose, in lieu of purchasing Initial Shares such Investor may elect to purchase Pre-Funded Warrants to purchase a number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) equal to (rounded down to the nearest whole Pre-Funded Warrant Share) (i) the Commitment Amount (or any remainder thereof) divided by (ii) the Pre-Funded Warrant Price in lieu of Initial Shares in such manner to result in the same Aggregate Purchase Amount being paid by such Investor in the aggregate (including upon exercise of such Pre-Funded Warrants). The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Investor to a percentage designated by such Investor on its signature page hereto between 0% and 9.9999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Initial Shares and Pre-Funded Warrants on the Closing Date (collectively, the “Securities”); provided that such percentage shall be set at 9.9999% for any Investor that does not make such designation on its signature page hereto. Notwithstanding the foregoing, by written notice to the Company, any Investor may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, not to exceed 9.9999%; provided that any increase will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. Upon such a change by an Investor of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Investor without first providing the minimum notice required by this Section 2.1. Notwithstanding anything to the contrary set forth in this Agreement, for any Investor that has provided notice to the Company that this sentence shall apply to it, (i) the Investor shall not be required to purchase Pre-Funded Warrants and (ii) the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Initial Shares which, when aggregated with all shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 9.99% of the outstanding shares of Common Stock immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby, and the number of Initial Shares and the Aggregate Purchase Amount for such Investor shall be reduced accordingly.

2.2            Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5.13, the closing of the purchase and sale of the Securities (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures immediately prior to the First Effective Time (as defined in the Merger Agreement), or at such other time as agreed to by the Company and the Investor Majority. Not less than three (3) Business Days prior to the anticipated Closing Date, the Company shall provide written notice to the Investors (the “Closing Notice”) of the anticipated Closing Date and the wire instructions for delivery of the Aggregate Purchase Amount. At the Closing, the Securities shall be issued and registered in the name of such Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by such Investor at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount”) in full, either by (x) wire transfer to the Company of immediately available funds (a “Wire”), at or prior to the Closing, in accordance with wire instructions provided by the Company in the Closing Notice; (y) the cancellation of Convertible Securities or other debt of the Company or its Subsidiaries (including any outstanding principal, premium, interest or any other amounts due thereon) set forth under the heading “Convertible Securities Amount” and opposite such Investor’s name in Exhibit A (any such cancellation, a “Contribution”); or (z) a combination of such methods. On the Closing Date, the Company will (A) cause the Transfer Agent to issue the Initial Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor and (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, a Pre-Funded Warrant exercisable for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor. If the Closing has not occurred within two (2) Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one (1) Business Day thereafter) return the previously wired Aggregate Purchase Amount to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor, and any book entries for the Securities shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing. Notwithstanding the foregoing and anything in this Agreement to the contrary, (i) the Company may amend Exhibit A up to three (3) Business Days prior to the Closing, without the consent of the other parties hereto, to reflect the number of Securities purchased, the Aggregate Purchase Amount to be paid and the Convertible Securities Amount to be Contributed, in each case, by each applicable Investor, and shall provide such updated Exhibit A to an Investor upon request, and (ii), as may be agreed to among the Company and one or more Investors, if an Investor is (a) an investment company registered under the Investment Company Act of 1940, as amended, (b) advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (c) otherwise subject to internal policies and/or procedures relating to the timing of funding and issuance of securities, such Investor shall not be required to wire its Aggregate Purchase Amount until it confirms receipt of evidence of the issuance of such Investor’s Initial Shares from the Transfer Agent in form and substance reasonably acceptable to the Investor (and the Company shall use reasonable best efforts to cause the Transfer Agent to deliver such evidence) and, if applicable, copies of such Investor’s Pre-Funded Warrants.

2.3            Conversion and Termination of Convertible Securities. Notwithstanding anything in this Agreement to the contrary, by executing and delivering this Agreement, each Investor holding one or more Convertible Securities prior to the Closing hereby irrevocably agrees that:

(a)            the aggregate amount of all such Convertible Securities (including any outstanding principal, premium, interest or any other amounts) held by such Investor is set forth under the heading “Convertible Securities Amount” and opposite such Investor’s name in Exhibit A;

(b)            such Investor is the sole owner of all right, title and interest in and to the Convertible Securities corresponding to the amounts set forth under the heading “Convertible Securities Amount” and opposite such Investor’s name in Exhibit A;

(c)            at the Closing, (i) all of such Investor’s Convertible Securities will automatically and without any action on the part of such Investor convert into that number of Securities as is calculated in accordance with Section 2.1 based on such Investor’s Aggregate Purchase Amount (whether paid via Wire or Contribution), regardless of whether any such Convertible Securities or an affidavit of loss therefor is actually delivered in original or other form to the Company, and (ii) any original Convertible Securities held by (or delivered, electronically or otherwise, to) the Company or any Subsidiary, as applicable, shall be cancelled (and marked cancelled) by the Company or any Subsidiary, as applicable, upon or following the Closing;

(d)            with respect to any Contribution by such Investor, (i) such Investor (on behalf of itself and all beneficial owners of such Investor’s Convertible Securities) and Company (on behalf of itself and its Subsidiaries) hereby agree that any Convertible Securities that are Contributed hereby are and will be deemed for all purposes to have been amended and modified by virtue hereof to the full extent necessary to permit and facilitate their conversion as provided in this Agreement into Securities and (ii) such Investor’s Securities are issued in full and complete discharge and satisfaction of all obligations of the Company or its Subsidiaries, as applicable, (including any outstanding principal, premium, interest or any other amounts) under such Investor’s Convertible Securities, and such Convertible Securities will be terminated in full and will be null, void and of no further force or effect automatically immediately upon the Closing, provided that the foregoing will not impair the right of such Investor to receive the applicable number of Securities calculated in accordance with Section 2.1 above; and

(e)            the Company and its Subsidiaries, affiliates, and agents shall be entitled to deduct and withhold from the amounts deliverable in satisfaction of such Investor’s Convertible Securities (including any Securities otherwise issuable with respect thereto) such amounts, if any, as are required to be deducted and withheld under the Code or any other applicable tax law. To the extent that amounts are so deducted and withheld and duly paid over to the appropriate tax authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered to the person in respect of whom such deduction and withholding was made. Each person holding Convertible Securities shall, upon request, use its commercially reasonable efforts to provide the applicable withholding agent with all necessary tax forms, including a duly executed IRS Form W-9 or appropriate version of IRS Form W-8, as applicable. Prior to withholding any amounts pursuant to this Section 2.3(e), the Company (and its Subsidiaries, affiliates, and agents) shall use commercially reasonable efforts to notify such Investor, and the Company and such Investor shall cooperate in good faith to reduce or eliminate any such withholding.

3.            Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors and the Placement Agents that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1            Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company does not have any subsidiaries and does not otherwise own any shares of capital stock or any interest in any other Person.

3.2            Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.

3.3            Registration Rights. Except as set forth in or contemplated by the Transaction Agreements (including in Section 3.7), the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied or waived.

3.4            Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities and the issuance of the Pre-Funded Warrant Shares and the reservation of the Pre-Funded Warrant Shares. Except as contemplated by the Merger Agreement, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the Pre-Funded Warrant Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities and the Pre-Funded Warrant Shares, has been taken. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by each Investor and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement and each Pre-Funded Warrant will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5            Valid Issuance. The Initial Shares being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws) and the holder of the Initial Shares shall be entitled to all rights accorded to a holder of Common Stock. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants, against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws) and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by the Investors in Section 4 hereof, the offer and sale of the Securities to the Investors is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6            No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any Subsidiary or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7            Consents. Assuming the accuracy of the representations and warranties of the Investors in Section 4 and except as set forth in the Merger Agreement, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Securities and the performance by the Company of its other obligations under the Transaction Agreements, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8            Financial Statements. The statement of operations and comprehensive loss data for the period from June 18, 2024 (inception) to September 30, 2024 and summary balance sheet data as of September 30, 2024 of the Company (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements with respect thereto as in effect at the time of filing or public distribution (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein and except that the unaudited financial statements may not contain footnotes and other presentation items required by GAAP and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such Financial Statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9            Absence of Changes. Except for the execution and performance of the Transaction Agreements, and the discussions, negotiations, and transactions preceding or related thereto, since the Company’s inception: (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company; (b) no material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed to the Investors; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

3.10           Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any Subsidiary that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is, or within the last ten (10) years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such Subsidiary or a claim of breach of fiduciary duty relating to the Company or such Subsidiary.

3.11          Compliance with Law; Permits. None of the Company or any Subsidiary is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12          Intellectual Property. The Company and its Subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the Company Presentation necessary for, or used in the conduct of their respective businesses (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13          Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14          Taxes. The Company and its Subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. The Company, at all times since inception, has been and continues to be each classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii).

3.15          Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received since the Company’s inception, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any Subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any Subsidiary’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any Subsidiary has received since the Company’s inception, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any Subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16          Title. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially and adversely interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries, as the case may be. The Company does not own any real property.

3.17          Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties (owned or leased) and assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since the Company’s inception, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18          Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by the Company that are described in, or the results of which are referred to in, the Company Presentation were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; (ii) each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Company Presentation; (iii) the Company and its Subsidiaries have made or will make all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the Company Presentation; (iv) neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the Company Presentation; and (v) the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.19          Compliance with Health Care Laws. The Company and its Subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the Company’s current business and research use only products. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.20          Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Since the inception of the Company, there has been (a) no material weaknesses in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.21          Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.

3.22          Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.23          General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Securities sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.24          Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.25          Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.26          No Additional Agreements. There are no agreements or understandings between the Company, on one hand, and any Investor, on the other hand, with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.27          Anti-Bribery and Anti-Money Laundering Laws; Sanctions. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

3.28          Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

3.29          Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.30          Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, on the other hand, that is required to be described in any forms, statements, certifications, reports and documents required to be filed or furnished with the SEC under the Exchange Act or the Securities Act that will not be so described in accordance with the Exchange Act following the Closing.

3.31          Information Provided. The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement (as defined in the Merger Agreement), or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the 1934 Act (each a “Regulation M-A Filing”), shall not, at the time the Registration Statement or any such Regulation M-A Filing is filed with the Commission, at any time it is amended or supplemented or at the time the Registration Statement is declared effective by the Commission, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Company for inclusion in the Registration Statement to be sent to the stockholders of Parent in connection with the meeting of Parent’s stockholders (the “Public Company Meeting”), shall not, on the date the proxy statement/prospectus included in the Registration Statement is first mailed to stockholders of Parent, at the time of the Public Company Meeting or at the First Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Registration Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Public Company Meeting that has become false or misleading.

3.32          Additional Representations and Warranties.

(a)            The Company’s representations and warranties set forth in the Merger Agreement in Section 4.2 (Capital Stock), Section 4.6 (Financial Statements), Section 4.9 (Litigation), Section 4.10 (Compliance with Laws), Section 4.11 (Health Care Regulatory Matters), Section 4.13 (Labor and Employment Matters), Section 4.14 (Environmental Matters), Section 4.16 Contracts), Section 4.19 (Intellectual Property) and 4.22 (Related Party Transactions) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Company Disclosure Schedule (as defined in the Merger Agreement).

(b)            As of the date hereof and as of the Closing Date, the representations and warranties of the Company contained in Section 4 of the Merger Agreement and in any certificate or other writing delivered by the Company pursuant thereto are true and correct as though given in accordance with Section 8.3(a) of the Merger Agreement.

(c)            As of the date hereof and as of the Closing Date, to the knowledge of the Company, the representations and warranties of Parent contained in Section 5 of the Merger Agreement and in any certificate or other writing delivered by Parent pursuant thereto are true and correct as though given in accordance with Section 8.2(a) of the Merger Agreement.

4.             Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company and the Placement Agents that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1            Organization. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2            Authorization. Such Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Investor on this Agreement is genuine and the signatory to this Agreement, if the Investor is an individual, has the legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same on behalf of the Investor. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3            No Conflicts. The execution, delivery and performance of the applicable Transaction Agreements by such Investor, the purchase of the Securities in accordance with their terms and the consummation by such Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or materially hinder the ability of such Investor to perform its obligations under the Transaction Agreements.

4.4            Residency. Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Investor’s name on Exhibit A, except as otherwise communicated by such Investor to the Company.

4.5            Brokers and Finders. Such Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6            Investment Representations and Warranties. Each Investor hereby represents and warrants that, it (i) as of the date hereof is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Each Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

4.7            Intent. Each Investor is purchasing the Securities solely for investment purposes, for such Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if such Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Investor has no present arrangement to sell the Securities to or through any person or entity. Each Investor understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

4.8            Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Investor has considered necessary to make an informed investment decision.

Each Investor acknowledges that such Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Each Investor acknowledges that such Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Each Investor is, at this time and in the foreseeable future, able to afford the loss of such Investor’s entire investment in the Securities and such Investor acknowledges specifically that a possibility of total loss exists.

4.9            Independent Investment Decision. Such Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in their sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4.10          Securities Not Registered; Legends. Such Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION). NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable, provided that the Company will notify the Investor in advance of Closing if such legend is to be placed on its Securities.

4.11          Placement Agents. Each Investor hereby acknowledges and agrees that (a) each Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Securities to the Investor and neither any Placement Agent nor any of its affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Securities, (b) no Placement Agent has made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Securities, nor is such information or advice necessary or desired, (c) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) no Placement Agent will have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by any Placement Agent or any of its affiliates in connection with the offer and sale of the Securities. Neither the Placement Agents nor any of their respective affiliates have made or make any representation as to the quality or value of the Securities and the Placement Agents and any their respective affiliates may have acquired non-public information with respect to the Company which the Investor agrees need not be provided to it.

4.12            No General Solicitation. Each Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. Such Investor became aware of this offering of the Securities solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to such Investor solely by direct contact between such Investor and the Company, the Placement Agents and/or their respective representatives. Such Investor did not become aware of this offering of the Securities, nor were the Securities offered to such Investor, by any other means, and none of the Company, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to such Investor. Such Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.13           Access to Information. In making its decision to purchase the Securities, each Investor has relied solely upon independent investigation made by such Investor and upon the representations, warranties and covenants set forth herein. Such Investor acknowledges and agrees that such Investor has received such information as such Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Each Investor acknowledges and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that such Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.14          Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of an Investor whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or subadviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.            Covenants.

5.1            Further Assurances. Prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Investor acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 are no longer accurate and the Company agrees to promptly notify each Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 are no longer accurate.

5.2            Listing. The Company shall use commercially reasonable efforts (a) to cause Parent to maintain the listing and trading of Parent’s common stock on the Nasdaq Global Market and, in accordance therewith, will use reasonable best efforts to cause Parent to comply in all material respects with the Parent’s reporting, filing and other obligations under the rules and regulations of Nasdaq and (b) to obtain approval of the listing of the Shares on Nasdaq following the closing of the Merger.

5.3            Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the date hereof), issue a press release and ensure that Parent shall substantially contemporaneously file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document” and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements and attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Document, and (ii) all material non-public information concerning the Company, the transactions contemplated hereby or the transactions contemplated by the Merger Agreement disclosed to the Investors prior to the Disclosure Time. Following the Disclosure Time, no Investor shall be in possession of any material non-public information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agents). Notwithstanding anything in this Agreement, the Company shall not provide any of the Investors or their respective affiliates, attorneys, agents or representatives with any material non-public information regarding the Company or Parent or their respective securities from and after the Disclosure Time except as otherwise agreed by such Investor. The Company understands and confirms that the Investors will rely on the foregoing representations, covenants and agreements in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not disclose the name of any Investor or any of its affiliates or advisers, or include the name of any Investor or any of its affiliates or advisers in any marketing materials (whether or not made publicly available), press release, public announcement or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement, which shall be subject to review of the Investors in accordance with the terms of the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Market, provided that the Company shall use commercially reasonable efforts to provide the Investors with prior written notice of and a reasonable opportunity to review such disclosure permitted under foregoing clauses (i) and (ii).

5.4            Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5            Removal of Legends.

(a)            In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall instruct the Transfer Agent to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends as soon as reasonably practicable (expected to be three (3) Business Days) following any such request therefor from such Investor, provided that the Company has timely received from the Investor a completed Investor representation letter in substantially the form attached hereto as Exhibit D and such other customary representations as may be reasonably required, in accordance with applicable law in connection therewith. Any shares subject to legend removal under this Section 5.5 may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent, DTC and its legal counsel associated with such legend removal.

(b)            In addition, without limiting Section 5.5(a), and subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Initial Shares or any other Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 (in which case the provisions of Section 5.5(a) shall apply), or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) (A) upon effectiveness of the registration statement registering the resale of such Initial Shares or Other Shares as set forth in clause (i), provide a “blanket” opinion to the Transfer Agent for the removal of legends in connection with any sale pursuant to the effective registration statement, and (B) with respect to clauses (i), (ii) and (iii), as soon as reasonably practicable and no later than three (3) Business Days following any request therefor from an Investor accompanied by a completed Investor representation letter in substantially the form attached hereto as Exhibit E, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. If, as a condition to the removal of any legends of any of the Securities, the Transfer Agent requires that the request for removal be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Transfer Agent, to the effect that the proposed transfer does not result in a violation of the Securities Act, the Company and/or its legal counsel shall provide such certificate or opinion with respect to any such transfer. The Company shall be responsible for the fees of its Transfer Agent, DTC and its legal counsel associated with such legend removal.

5.6            Withholding Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7            Fees and Taxes. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agents.

5.8            No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.9            Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.10          Indemnification.

(a)            The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any stockholder of the Company (whether directly or in a derivative capacity) who is not an Affiliate of the Indemnified Person with respect to the transactions contemplated by the Transaction Agreements, and in each case will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person.

(b)            Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11          Pre-Closing Financing Restructuring. In the event the structure of the Company Pre-Closing Financing (as defined in the Merger Agreement) either violates applicable Law (as defined in the Merger Agreement) or materially and adversely effects Parent’s ability to cause the Registration Statement (as defined in the Merger Agreement) to become effective in a timely manner, and in any event 60 days prior to the End Date (as defined in, and as may be extended in accordance with, the Merger Agreement), then the Company and the Investors shall cooperate and use commercially reasonable efforts to cause the Company Pre-Closing Financing to be amended, modified and/or restructured such that such investment occurs as a direct acquisition of shares of Parent Common Stock (as defined in the Merger Agreement) substantially contemporaneously with the Closing in a manner which preserves to the extent possible, the amount of funds ultimately received by Parent and its subsidiaries, and preserves the number of Parent shares ultimately held by each Investor in respect of such amounts as though the Company Pre-Closing Financing has been consummated by its terms.

5.12          Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants, if any.

5.13          Form S-4. From the date hereof until the Closing Date, the Company shall use commercially reasonable efforts to ensure the Registration Statement will register the issuance of the shares of Parent Common Stock to be issued, subject to and in accordance with the terms of the Merger Agreement, by virtue of the Contemplated Transactions (as defined in the Merger Agreement), including shares of Parent Common Stock issued in exchange for the Initial Shares and Pre-Funded Warrant Shares.

5.14         No Amendment or Waiver of Merger Agreement Terms. The Company shall not amend or modify any provision of the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that the Investors would reasonably expect to receive pursuant to this Agreement without the consent of the Investor Majority, it being agreed that any amendment or modification to the definitions of “Company Equity Value” and “Company Outstanding Shares” shall be deemed materially adverse to the Investors.

5.15          Legend Removal. The Company shall use commercially reasonable efforts to ensure the restrictive legends described in Section 4.10 shall promptly be removed in accordance with applicable securities laws following the closing of the Merger. The Company shall use commercially reasonable efforts to ensure the shares of Parent Common Stock to be received in the Merger in exchange for the Initial Shares or Pre-Funded Warrant Shares will be issued in book-entry form, free and clear of any liens or other restrictions whatsoever and without restrictive legends in accordance with applicable securities laws.

6.             Conditions of Closing.

6.1            Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date hereof except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date, and the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects and except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)            Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)            No Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d)            Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(e)            Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Initial Shares at the Closing.

(f)            Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect or a Parent Material Adverse Effect (as defined in the Merger Agreement).

(g)            Opinion of Company Counsel. The Company shall have delivered to the Investors and the Placement Agents the opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Placement Agents and addressing such legal matters as the Placement Agents and the Company reasonably agree.

(h)            Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate in form and substance reasonably acceptable to the Investor Majority certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(f) (Adverse Changes), 6.1(k) (Registration Statement), 6.1(l) (Nasdaq), 6.1(m) (Minimum Financing Amount), and 6.1(n) (Merger) of this Agreement have been fulfilled.

(i)             Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation, (ii) the Amended and Restated Bylaws, and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Securities and the Pre-Funded Warrant Shares.

(j)             Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Investors.

(k)            Registration Statement. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Registration Statement shall have been initiated or threatened in writing by the Commission or its staff.

(l)             Nasdaq. Parent shall have submitted with Nasdaq an Initial Listing Application in respect of the Parent Common Stock to be issued in the Contemplated Transactions, which shall have been approved by Nasdaq.

(m)            Minimum Financing Amount. The Company shall receive at Closing aggregate proceeds from the purchase of Securities pursuant to this Agreement of not less than $175,000,000 (including in such proceeds any Convertible Securities Contributed as consideration in accordance with this Agreement).

(n)            Merger. All conditions to the closing of the Merger shall have been satisfied or waived (other than the Closing hereunder and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement), and the closing of the Merger shall be set to occur substantially concurrently with the Closing hereunder. The Company shall not have amended, modified, or waived any provision under the Merger Agreement in a manner that would reasonably be expected to materially and adversely affect the benefits that the Investors would reasonably expect to receive under this Agreement without having received the Investor Majority’s prior written consent, it being agreed that any amendment or modification to the definitions of “Company Equity Value” and “Company Outstanding Shares” shall be deemed materially adverse to the Investors.

6.2            Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)            Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b)            Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c)            Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)            Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e)            Payment. Except as may be agreed to among the Company and one or more Investors in accordance with Section 2.2, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

7.            Termination.

7.1            Termination. The obligations of the Company, on the one hand, and each Investor, on the other hand, to effect the Closing shall terminate as follows:

(i)             Upon the mutual written consent of the Company and the Investor Majority prior to the Closing;

(ii)            By the Company, if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by the Company;

(iii)           By an Investor, solely as to itself, if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment and shall not have been waived by such Investor; or

(iv)            By either the Company or an Investor, solely as to itself, if the Closing has not occurred on or before April 30, 2025;

provided, however, that, except in the case of clauses (ii) through (iv) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2            Notice. In the event of termination pursuant to Section 7.1, written notice thereof shall be given to each other Investor. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8.            Miscellaneous Provisions.

8.1            Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld) other than filings pursuant to Section 13 and/or Section 16 of the Exchange Act, which, for avoidance of doubt, shall not require the Company’s consent; provided that, the Company shall not publicly disclose the name of any Investor or any affiliate or investment adviser of any Investor without such Investor’s prior written consent (email being sufficient).

8.2            Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3            Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)            If to the Company, addressed as follows:

Jade Biosciences, Inc.
221 Crescent Street, Building 23, Suite 105
Waltham, MA 02453
Attention: Tom Frohlich
Email: [***]

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111
Attention: Ryan Murr, Branden Berns, Chris Trester
Email: [***]; [***]; [***]

(b)            If to any Investor, at its address set forth on Exhibit A or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4            Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5            Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)            The Company and each of the Investors hereby irrevocably and unconditionally:

(i)             submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware;

(ii)            consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)            agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)            agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)          irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6            Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7            Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), Transfer Taxes, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Securities to the Investors.

8.8            Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement unless expressly consented to by the Company.

8.9            Confidential Information.

(a)            Each Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company in accordance with Section 5.3, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b)            The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations, (ii) to the extent such disclosure is required by other laws, rules or regulations, and (iii) at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq, in which case of clause (ii) or (iii), the Company will use commercially reasonable efforts to notify the Investor and provide the Investor the opportunity to review such disclosure. The Investor acknowledges that the Company may file a form of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.10          Reliance by and Exculpation of Placement Agents.

(a)            Each Investor agrees for the express benefit of the Placement Agents and their respective affiliates and representatives that (i) the Placement Agents and their respective affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Investor will not rely on any statements made by any Placement Agent, orally or in writing, to the contrary, (ii) such Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Investor will be purchasing Securities based on the results of its own due diligence investigation of the Company and the Placement Agents and each of their respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company, (iv) such Investor has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agents will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. This Section 8.10 shall survive any termination of this Agreement.

(b)            The Company agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agents may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agents.

(c)            Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(d)            The Company agrees that the Placement Agents and their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agents hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agents.

8.11          Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby, except as expressly set forth in this Agreement. Notwithstanding the foregoing, each Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company set forth in Section 3, the representations and warranties of each Investor set forth in Section 4, Section 6.1(g) and Section 8.10 of this Agreement.

8.12          Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the 1934 Act), and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transaction contemplated by this Agreement. It is expressly understood that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that Gibson, Dunn & Crutcher LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.

8.13          Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.14          Counterparts. This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.15          Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and thereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof and thereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor Majority. Notwithstanding the foregoing, (i) this Agreement may not be directly or indirectly amended with respect to any Investor without the written consent of such Investor unless such amendment applies to all Investors in the same fashion and (ii) any direct or indirect amendment to the definition of “Share Price” (or of any of the other terms included in such definition) or Section 5.5, Section 5.10, Section 6.1, Section 7.1 or this Section 8.15 shall require the consent of each Investor. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively. For the avoidance of doubt, an amendment to this Agreement after the date hereof allowing for the sale of additional Securities (“Additional Securities”) to one or more Persons (whether or not an existing Investor) shall only require the approval of the Company and the Investor Majority; provided that the price paid for such Additional Securities is equal to or greater than the Share Price and Pre-Funded Warrant Price, as applicable. Notwithstanding the foregoing or anything else herein to the contrary, no amendment, modification, alteration, change or waiver of the last sentence of Section 8.11 shall be valid without the prior written consent of each Placement Agent, which consent may be granted or withheld in the sole discretion of each Placement Agent.

8.16          Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.17          Mutual Drafting. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.18          Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

8.19          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Jade Biosciences, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

[NAME]

By:
Name:
Title:

Beneficial Ownership Limitation: [•]

EXHIBIT A

INVESTORS

Investor Name and Address	Commitment Amount	Initial Shares		Share Price	Shares Underlying Pre-Funded Warrants		Pre-Funded Warrant Price		Convertible Securities Amount		Aggregate Purchase Price
[Name]
[Address]
[Address]
[Email]	[•]	[●]	$	[●]	[●]	$	[●]	$	[●]	$	[●]

[Name]
[Address]
[Address]
[Email]	[•]	[●]	$	[●]	[●]	$	[●]	$	[●]	$	[●]

[Name]
[Address]
[Address]
[Email]	[•]	[●]	$	[●]	[●]	$	[●]	$	[●]	$	[●]

TOTAL:	[•]	[●]	$	[●]	[●]	$	[●]	$	[●]	$	[●]

A-1

EXHIBIT B

FORM OF PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [•]

(subject to adjustment)

Warrant No. [•]	Original Issue Date: [•], 2025

Jade Biosciecnes Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.0001 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Pre-Funded Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

This Warrant is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated October 30, 2024, by and among the Company and the Investors identified therein (the “Purchase Agreement”).

1.            Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iii) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the [Nasdaq Global Market].

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer Agent” means [__], the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2.            Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.            Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4.            Exercise of Warrants.

(a)            All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Original Issue Date, and such rights shall not expire until exercised in full.

(b)            The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Sections [4.1] and [4.3] through [4.14] of the Purchase Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Purchase Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such transferee Holder as of the Exercise Date).

5.            Delivery of Warrant Shares.

(a)            Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system, assuming the Transfer Agent is then a participant in the DTC Fast Automated Securities Transfer Program (the “FAST Program”) and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If the Transfer Agent is not a participant in the FAST Program or if (A) and (B) above are not true, the Transfer Agent will either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b)            If the Company fails to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a) and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date.

(c)            To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.            Charges, Taxes and Expenses. Issuance and delivery of shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrant in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.            Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.            Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

9.            Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.

(a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b)            Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

(c)            Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights; provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(d)            Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Distributions or Purchase Rights then held in abeyance pursuant to Section 9(b) or 9(c) hereof) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type.

(e)            Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

(f)            Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(g)            Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h)            Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.

10.            Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, as determined as follows:

X = Y [(A-B)/A]
where:

“X”      equals the number of Warrant Shares to be issued to the Holder;

“Y”      equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A”      equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B”      equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued; provided that the Commission continues to take the position that such treatment is proper at the time of such exercise. In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then the Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrant being exercised and may be tacked on to the holding period of the Warrant being exercised. Except as set forth in Section 5(b) (Buy-In remedy) and Section 12 (payment of cash in lieu of fractional shares), in no event will the exercise of this Warrant be settled in cash.

11.            Limitations on Exercise.

(a)            Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of the Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 9.99% (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, a Holder of the Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. By written notice to the Company, a Holder of the Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.

(b)            This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(c) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

12.            No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.            Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14.            Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.            Miscellaneous.

(a)            No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)            Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)            Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d)            Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and permitted assigns.

(e)            Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)            Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)            Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)            Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

JADE BIOSCIENCES, INC.

By:
Name:
Title:

[Signature Page to Pre-Funded Warrant]

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2025, is entered into by and among Jade Biosciences, Inc., a Delaware corporation (the “Company”), Aerovate Therapeutics, Inc., a Delaware corporation (the “Parent”), and the several investors signatory hereto (individually as an “Investor” and collectively together with their respective permitted assigns, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and among the Company and the parties hereto, dated as of October 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

A.            Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Investors, and the Investors have agreed to purchase, severally and not jointly, an aggregate of up to $300,000,000 of (x) shares (the “Initial Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or (y) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, in each case, pursuant to the Purchase Agreement. The Initial Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are collectively referred to herein as the “Shares.”

B.            WHEREAS, the Company is party to that certain Agreement and Plan of Merger by and among the Company, Caribbean Merger Sub I, Inc., Caribbean Merger Sub II, LLC and Parent, dated as of October 30, 2024 (the “Merger Agreement”), pursuant to which the Company will become a wholly-owned subsidiary of Parent (the “Merger”).

C.            WHEREAS, following the Second Effective Time (as defined in the Merger Agreement), Parent will change its name to Jade Biosciences, Inc. (“TopCo”);

D.            To induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)            “Company” means Jade Biosciences, Inc. for all periods prior to the First Effective Time and TopCo for all periods following the First Effective Time.

(b)            “Filing Deadline” means, with respect to the Initial Registration Statement required hereunder, the 30th Business Day following the Closing Date and, with respect to any New Registration Statements or other Registration Statement filed hereunder, the 30th calendar day following the later of (i) date on which the Company is permitted by SEC Guidance to file such New Registration Statement related to the Registrable Securities and (ii) the date on which the Company becomes aware of the necessity of filing such New Registration Statement related to the Registrable Securities.

(c)            “Person” means any individual or entity including but not limited to any corporation, limited liability company, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

(d)            “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

(e)            “Registrable Securities” means (i) all shares of TopCo common stock issued to the Investors at the closing of the Merger in respect of the Initial Shares or issuable upon exercise of the Pre-Funded Warrants (collectively, the “Purchase Agreement Securities”) and (ii) any TopCo common stock issued or issuable with respect to the foregoing as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event. Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the earliest to occur of (A) the date on which the Investors shall have resold all the Registrable Securities covered by the Registration Statement, (B) such Registrable Securities have been previously sold in accordance with Rule 144, (C) such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, (D) with respect to Registrable Securities held by an Investor that is not an affiliate of the Company, upon exchange of such Registrable Securities for unrestricted shares under an effective registration statement on Form S-4, if available, or if unavailable, another appropriate form filed with the SEC, and (E) five (5) years after the date of this Agreement.

(f)            “Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance); provided that in no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Investor or, except to the extent provided for in the Purchase Agreement, any legal fees or other costs of the Investors.

(g)            “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related preliminary or final prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the SEC.

(h)            “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff (whether or not publicly-available); provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC (and shared with the Investors upon request if not publicly-available) and (ii) the Securities Act.

(i)            “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to an Investor’s disposition of its Registrable Securities.

2.	REGISTRATION.

(a)            Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than the Filing Deadline, prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities. Before filing the Registration Statement, the Company shall furnish to the Investors a copy of the Registration Statement. The Investors and their respective counsel shall have at least three (3) Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus (including any documents incorporated by reference therein), prior to its filing with the SEC. The Company shall (a) consider in good faith any comments as the Investor or its counsel reasonably proposed by the Investor to such document prior to being so filed with the SEC, and (b) not file any Registration Statement or related prospectus or any amendment or supplement thereto containing information regarding the Investor to which Investor reasonably believes contains untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information is required (in the opinion of the Company) to comply with any applicable law or regulation or SEC Guidance. Each Investor shall furnish all information with respect to such Investor reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b)            Effectiveness. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of the sixtieth (60th) calendar day following the initial filing date of the Initial Registration Statement if the SEC notifies the Company that it will “review” the Initial Registration Statement and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective or is supplemented and shall provide the Investor with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use commercially reasonable efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investors shall have resold all the Registrable Securities covered thereby; (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect and (iii) five (5) years after the date of this Agreement (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)            Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than the Filing Deadline. The Company shall use its commercially reasonable efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of the seventy-fifth (75th) calendar day following the initial filing date of the New Registration Statement if the SEC notifies the Company that it will “review” the New Registration Statement and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review. The provisions of Sections 2(a) and 2(b) shall apply to the New Registration Statement, except as modified hereby.

(d)            Allowable Delays. On no more than two (2) occasions in any twelve (12)-month period for not more than thirty (30) consecutive days or for a total of not more than sixty (60) days, the Company may delay the effectiveness of the Initial Registration Statement or any other Registration Statement, or suspend the use of any prospectus included in any Registration Statement, in the event that the Board of Directors reasonably determines, in good faith and upon advice of legal counsel, that such delay or suspension is necessary (A) in connection with the negotiation or consummation of a material transaction by the Company that is pending that would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for preserving as confidential and the non-disclosure of which would be expected, in the reasonable determination of the Board of Directors, upon advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Each Investor may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Investor not receive notices from the Company otherwise required by this Section 2; provided, however, that such Investor may later revoke any such Opt-Out Notice in writing, which shall be effective five (5) Business Days after the receipt thereof. Following receipt of an Opt-Out Notice from an Investor (unless subsequently revoked), the Company shall not deliver any notices pursuant to this Section 2(d) to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice.

(e)            Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” Each Investor shall have the right to have its legal counsel, at such Investor’s expense, to review and oversee any registration or matters pursuant to this Section 2(e), including to comment on any written submission made to the SEC with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (provided that, in the event an Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Investor to be named as an “underwriter” in such Registration Statement or such Investor otherwise consents in writing to being so named). Any cut-back imposed on the Investors pursuant to this Section 2(e) shall be applied first to any of the Registrable Securities of an Investor that the SEC has indicated cannot be included or must be limited in the number of Registrable Securities that can be included, and thereafter shall be allocated among the Investors on a pro rata basis, unless the SEC Restrictions otherwise require or provides otherwise, or an Investor otherwise agrees.

(f)            Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another form in accordance with the provisions of this Section 2(f)). If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

3.	RELATED COMPANY OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)            Notifications. The Company will promptly notify the Investors of the time when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any prospectus or for additional information regarding the Investor.

(b)            Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any related prospectus, as applicable, that, (a) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of an Investor and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investors.

(c)            Investor Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any prospectus, other than documents incorporated by reference, relating to any Investor, the Registrable Securities or the transactions contemplated hereby unless (A) the Investor and its counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Company shall have given good faith consideration to any comments thereon received from the Investor or its counsel.

(d)            Copies Available. The Company will furnish to any Investor whose Registrable Securities are included in any Registration Statement and its counsel copies of the Initial Registration Statement, any prospectus thereunder (including all documents incorporated by reference therein), any prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon such Investor’s request and in such quantities as such Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

(e)            Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investors promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investors the substance of specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence and shall not provide any material non-public information to the Investors in such notice (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to any Investor, upon request, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any prospectus, or prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the second sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume.

(f)            Confirmation of Effectiveness. If requested by an Investor at any time in respect of any Registration Statement, the Company shall deliver to such Investor a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

(g)            Listing. The Company shall use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Global Market and any other National Exchange upon which the Registrable Securities are listed.

(h)            Compliance. The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(h), “Availability Date” means the forty-fifth (45th) day following the end of the fourth (4th) fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth (4th) fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth (4th) fiscal quarter).

(i)            Blue-Sky. The Company shall use commercially reasonable efforts to register or qualify or cooperate with an Investor and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by such Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (iii) file a general consent to service of process in any such jurisdiction.

(j)            Rule 144. With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of TopCo common stock to the public without registration, for so long as any Purchased Securities are outstanding, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the date such securities may be sold without restriction and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, by the holders thereof pursuant to Rule 144 or any other rule of similar effect, and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act. In addition, the Company covenants and agrees to use commercially reasonable efforts, for so long as any Registrable Securities are outstanding, to (1) furnish electronically to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration, and (2) provide any legal opinions.

(k)            Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request in accordance with the provisions of the Purchase Agreement, and the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

(l)            Removal of Restrictive Legends. Without limiting Section [5.5]1 of the Purchase Agreement, the Company shall use commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Securities, as promptly as practicable following effectiveness of the applicable Registration Statement, without any request for removal being required from any holder of Registrable Securities.

4.	OBLIGATIONS OF THE INVESTORS.

(a)            Investor Information. Each Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit A or such other form of questionnaire or information required by the Company in connection with the registration of the Registrable Securities within three (3) Business Days of request by the Company and no later than the end of the third (3rd) Business Day following the date on which such Investor receives draft materials in accordance with Section 2(a).

(b)            Suspension of Sales. Each Investor, severally and not jointly with any other Investor, agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay or Suspension Event, the Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of a notice from the Company confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made.

(c)            Investor Cooperation. Each Investor, severally and not jointly with any other Investor, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

5.	EXPENSES OF REGISTRATION.

All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of an Investor shall be borne by such Investor.

1 Note to Draft: Cross references to be confirmed prior to execution.

6.	INDEMNIFICATION.

(a)            To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, each Person, if any, who controls each Investor, the members, shareholders, directors, officers, partners, employees, members, managers, agents, representatives and advisors of each Investor and each Person, if any, who controls each Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges and costs (including, without limitation, court costs and costs of preparation, reasonable and documented attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed) or reasonable and documented expenses (collectively, “Indemnified Damages”)) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Claims”), to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such Indemnified Damages are incurred and are due and payable in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investor or such Indemnified Person specifically for use in such Registration Statement and was reviewed and approved in writing by such Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; (C) shall not be available to the extent such Claim is based on a failure of the Indemnified Person to deliver, or cause to be delivered, if required the prospectus to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities; and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8.

(b)            In connection with the Initial Registration Statement, any New Registration Statement or any prospectus, each Investor, severally and not jointly, agree to indemnify, hold harmless and defend, the Company, each of its directors and officers who signed the Initial Registration Statement or signs any New Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contend in any Registration Statement or (ii) any violation or alleged violation by the Investor of its obligations under this Agreement, in each case to the extent, and only to the extent, that such violation occurs in reliance upon and in conformity with information about an Investor furnished in writing by such Investor to the Company expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by an Investor pursuant to Section 8.

(c)            Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)            The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e)            The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investors holding a majority of the Registrable Securities then outstanding (voting together as a single class); provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Investors holding a majority of the Registrable Securities then outstanding shall not be required for such transaction. No Investor may assign its rights under this Agreement, other than to an affiliate of such Investor or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor, without the prior written consent of the Company. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

9.	AMENDMENTS AND WAIVERS.

The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (i) the Company and (ii) the holders of a majority of the then outstanding Registrable Securities (voting together as a single class), provided that (i) any party may give a waiver as to itself, (ii) any amendment, modification, supplement or waiver that disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor or each Investor, as applicable, and (iii) any amendments to Section 6 or to the definitions of “Filing Deadline,” “Effectiveness Deadline,” or “Registration Period” shall require the written consent of each Investor. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Investors and that does not adversely directly or indirectly affect the rights of other Investors may be given by Investors holding a majority of the Registrable Securities to which such waiver or consent relates.

10.	MISCELLANEOUS.

(a)            Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

i.            If to the Company, addressed as follows:

Jade Biosciences, Inc.
221 Crescent Street, Building 23, Suite 105
Waltham, MA 02453
Attention: Tom Frohlich

Email: (****)

with a copy (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111
Attention: Ryan Murr, Branden Berns; Chris Trester
Email: (****); (****); (****)

ii.            If to any Investor, at its e-mail address or address set forth on Exhibit A to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 10(a).

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b)            No Waiver. No failure or delay on the part of either party hereto in the exercise of any power, right or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

(c)            Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury. The provisions of Section [8.6] of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

(d)            Entire Agreement. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and thereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof and thereof, whether written or oral.

(e)            Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(g)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)            Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person expect as expressly provided in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(j)            Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(k)            Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of any Investor or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of any Investor or of any affiliates or assignees thereof, as such for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)            Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or equitable relief as may be granted by a court of competent jurisdiction.

(m)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

Jade Biosciences, Inc.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

INVESTOR:

[NAME]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

Investor Questionnaire

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Investor

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Investor:

Telephone:

E-Mail: _____________________________________________________________________
Contact Person:

1

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐      No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐      No ☐

Note:	If “no” to Section 3(b), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐      No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐      No ☐

Note:	If “no” to Section 3(d), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Investor.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Investor:

2

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO:

3

EXHIBIT D

Investor Representation Letter

___________, 20 _

Jade Biosciences, Inc.

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111

To Whom It May Concern:

The undersigned (the “Holder”) hereby requests that the federal securities law restrictive legend be removed from the book entries representing _________ of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of Jade Biosciences, Inc. (the “Company”). In connection with the legend removal, Holder hereby represents to, and agrees with, you as follows:

1.	The Shares are owned of record and beneficially by Holder.

2.	Holder agrees that, if the Shares are not eligible to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), any offer, sale or transfer of, or other transaction involving, the Shares will only be made (i) pursuant to the Company’s Registration Statement (the “Registration Statement”) filed pursuant to the Securities Act, in a transaction contemplated in the “Plan of Distribution” section of the prospectus included in the Registration Statement and in accordance with the terms and conditions set forth in the Registration Rights Agreement, dated [__], 2025, by and among Jade Biosciences, Inc. and the investors named therein (the “RRA”), including, but not limited to, the restrictions upon sales that may be imposed as set forth in the RRA or (ii) to an exemption from the registration requirements of the Securities Act other than Rule 144 subject to receipt of a legal opinion from Gibson, Dunn & Crutcher LLP or other counsel acceptable to the Company that such offer, sale or transfer is exempt from the registration requirements of the Securities Act;

3.	Holder agrees that it will (i) not offer and sell, or cause or permit to be offered or sold, any Shares in violation of federal and state securities laws, including, without limitation, prospectus delivery requirements of the Securities Act (unless exempt therefrom) and (ii) promptly stop selling or transferring Shares pursuant to the Registration Statement upon receipt of written notice pursuant to the RRA from the Company that the Registration Statement may not be used to effect offers, sales or other transfers of the Shares; and

4.	Holder (or, in the case of individuals, Holder’s employer) has in place internal policies and procedures reasonably designed to monitor and ensure that no offer, sale or transfer of, or other transaction involving, the Shares is made in violation of the foregoing restrictions, and Holder will monitor all transactions involving the Shares for the purpose of ensuring that they comply with all federal and state securities laws.

D-1

5.	Holder is familiar with the requirements for effecting resales or transfers of, or other transactions involving, the Shares in compliance with federal and state securities laws and acknowledges and agrees that the Company and Gibson, Dunn & Crutcher LLP are relying on Holder’s representations and agreements in this letter.

Very truly yours,

[HOLDER]

By:
Name:
Title:

D-2